AMENDMENT TO INVESTMENT ADVISER INTRODUCING AGREEMENT

THIS AMENDMENT TO INVESTMENT ADVISER INTRODUCING AGREEMENT (this "Amendment") is made and entered into as of this __ day of ______, 2016 by and among ________________ ("Adviser"), Arete Wealth Management, LLC ("Arete"), and MacKenzie Realty Capital, Inc. ("MRC").
RECITALS
WHEREAS, the parties hereto have previously entered into an Investment Adviser Introducing Agreement (the "Agreement") relating to the offer and sale of securities as a part of MRC's initial public offering;
WHEREAS, MRC has completed its initial public offering and is conducting a new offering of shares of its common stock under a registration statement on Form N-2 (SEC File No. 333-212804) (the "New Offering");
WHEREAS, the parties hereto desire to amend the Agreement so that the terms and conditions of the Agreement will apply to the New Offering.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Definitions. All references in the Agreement to the following defined terms shall be interpreted to include the meanings set forth below:
(a) "Registration Statement" shall refer to the registration statement on Form N-2 (SEC File No 333-212804),
(b) "Offering" shall refer to the New Offering, and
(c) "Shares" shall refer to the shares of common stock offered by MRC in the New Offering.
3. Effect of Amendment.  Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof.  Following the termination of the Original Offering, all agreements and obligations of the parties with respect to the Original Offering shall remain in full force and effect in accordance with the terms of the Agreement.
4. Defined Terms.  Defined terms used herein but not defined or modified herein shall have the meaning given to such term in the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MACKENZIE REALTY CAPITAL, INC.:

By:_______________________________________
Name:_____________________________________
Title:______________________________________

ARETE WEALTH MANAGEMENT, LLC

By:_______________________________________
Name:_____________________________________
Title:______________________________________

ADVISER:
__________________________________________
                    (Print Name of Firm)

By:_______________________________________
(Authorized Signature)

Name:_____________________________________

Its:_______________________________________
(Title)